As filed with the Securities and Exchange Commission on September 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	20-2000033
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

www.zillow.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spencer M. Rascoff

Chief Executive Officer

Zillow, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David F. McShea Andrew B. Moore Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101-3099 (206) 359-8000	Kathleen Philips General Counsel Zillow, Inc. 1301 Second Avenue, Floor 31 Seattle, Washington 98101 (206) 470-7000

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☒ Registration No. 333-183111.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering by Zillow
Class A Common Stock, $0.0001 par value per share	(1)(2)	(1)(2)	(1)
Preferred Stock, $0.0001 par value per share	(1)(2)	(1)(2)	(1)
Convertible Preferred Stock, $0.0001 par value per share	(1)(2)	(1)(2)	(1)
Debt Securities (3)	(1)(2)	(1)(2)	(1)
Convertible Debt Securities (3)	(1)(2)	(1)(2)	(1)
Stock Purchase Contracts	(1)(2)	(1)(2)	(1)
Stock Purchase Units (4)	(1)(2)	(1)(2)	(1)
Warrants (5)	(1)(2)	(1)(2)	(1)
Total for Primary Offering			$23,075,000.00(6)	$2,644.40

(1)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the total proposed maximum aggregate proceeds that may be raised pursuant to primary offerings by Zillow, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price for each class pursuant to primary offerings by Zillow.
(2)	An indeterminate aggregate initial offering price and number of the securities of each listed class is being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements pursuant to primary offerings by Zillow. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units pursuant to primary offerings by Zillow.
(3)	Subject to note (2), an indeterminate amount of these securities may be senior or subordinated.
(4)	Each stock purchase unit will consist of a (i) stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Class A common stock and (ii) beneficial interest in debt securities or convertible debt securities, or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Class A common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests.
(5)	Subject to note (2) above, an indeterminate number of warrants to purchase shares of our Class A common stock, preferred stock or convertible preferred stock is being registered hereunder.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

INFORMATION INCORPORATED BY REFERENCE

We are filing this Registration Statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-3, Registration No. 333-183111, originally filed by us on August 7, 2012, as amended and supplemented, and declared effective on September 5, 2012 (the “Prior Registration Statement”) and is being filed for the sole purpose of increasing the proposed maximum aggregate offering price to the public for primary offering by Zillow set forth in the Prior Registration Statement by $23,075,000. The contents (including exhibits) of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits

Exhibit Number	Description

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Auditors.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

23.4	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated in the signature page of the registrant’s registration statement on Form S-3 (Registration No. 333-183111), which is incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 6, 2012.

ZILLOW, INC.

By:	/s/ Spencer M. Rascoff

Name:	Spencer M. Rascoff
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spencer M. Rascoff Spencer M. Rascoff	Chief Executive Officer (Principal Executive Officer) and Director	September 6, 2012

* Chad M. Cohen	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 6, 2012

* Richard Barton	Executive Chairman and Director	September 6, 2012

* Erik Blachford	Director	September 6, 2012

* Lloyd D. Frink	Vice Chairman, President and Director	September 6, 2012

* J. William Gurley	Director	September 6, 2012

* Jay C. Hoag	Director	September 6, 2012

* Gregory B. Maffei	Director	September 6, 2012

* Gordon Stephenson	Director	September 6, 2012

*By:	/s/ Spencer M. Rascoff
Spencer M. Rascoff Attorney-in-Fact